Exhibit 99.1

SunEdison Announces Global Initiative To Optimally Position The Company For Long Term Profitable Growth

- SunEdison to hold an investor presentation on Wednesday, October 7, at 8:00 am EDT.
MARYLAND HEIGHTS, Mo., Oct. 5, 2015 /PRNewswire/ -- SunEdison, Inc. (NYSE: SUNE), the largest global renewable energy development company, today announced a proposed series of actions to optimize business operations in alignment with current and future market opportunities, and accelerate cash flow positive operations.
With a run-rate of approximately 1 gigawatt per quarter, the company is ideally positioned to take advantage of its scale and will:

1.	Focus on core, high profit-potential markets such as the U.S, India, China and Latin America,

2.
Simplify its business structure by removing duplicative activities created as a result of recent M&A activities and business growth, through centralizing global business development and operations, and consolidating global support teams (e.g. finance, legal, etc.),

3.	Rationalize purchased services to deliver cost reductions and capture economies of scale.
The company also announced that Ahmad R. Chatila, chief executive officer of SunEdison, and Brian Wuebbels, chief financial officer of SunEdison, will discuss a business update for SunEdison in an investor presentation to be webcast live, beginning Wednesday, October 7, at 8:00 am EDT.
The call-in number for the US and Canada is (800) 230-1096, and the international call-in number is (612) 332-0107. Callers may join by referencing "SunEdison," or the conference code 370642. A copy of the slide presentation related to the conference call will be posted on the company's web site prior to the start of the call.
Telephone replays will be available starting two hours after the call ends. The US and Canada number for replays is (800) 475-6701, and the international number is (320) 365-3844. The access code is 370642. A replay will also be available on the company's web site at investors.sunedison.com.
About SunEdison
SunEdison is the world's largest renewable energy development company and is transforming the way energy is generated, distributed, and owned around the globe. The company develops, finances, installs, owns and operates renewable power plants, delivering predictably priced electricity to its residential, commercial, government and utility customers. SunEdison is one of the world's largest renewable energy asset managers and provides customers with asset management, operations and maintenance, monitoring and reporting services. Corporate headquarters are in the United States with additional offices and technology manufacturing around the world. SunEdison's common stock is listed on the New York Stock Exchange under the symbol "SUNE." To learn more visit www.sunedison.com.
Forward Looking Statements:
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as "anticipate," "believe," "intend," "plan," "predict,"  "outlook," "objective," "forecast," "target," "continue," "will," or "may" or other comparable terms and phrases. All statements that address operating performance, events, or developments that SunEdison expects or anticipates will occur in the future are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially

Exhibit 99.1

from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive, and regulatory factors, many of which are beyond SunEdison's control and are described in SunEdison's Form 10-K for the fiscal year ended December 31, 2014, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. Forward-looking statements provide SunEdison's current expectations or predictions of future conditions, events, or results and speak only as of the date they are made, but SunEdison can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially. SunEdison disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law.
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SOURCE SunEdison, Inc.
Media: Ben Harborne, bharborne@sunedison.com, (650) 474-1631Investors/Analysts: R. Phelps Morris, pmorris@sunedison.com, (314) 770-7325